UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Maiden Lane, Fifth Floor

San Francisco, CA 94108

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2012, Terreno Realty LLC, a wholly-owned subsidiary (the “Borrower”) of Terreno Realty Corporation (the “Company”), entered into a Second Amendment to Amended and Restated Senior Revolving Credit Agreement (the “Amended Facility”) with KeyBank National Association, as administrative agent and as a lender, PNC Bank, National Association and Union Bank, N.A., as lenders, which provides for certain modifications to the Company’s $80.0 million revolving credit facility.

The Amended Facility extends the maturity date to January 19, 2015 and provides for one 12-month extension option exercisable by the Company, subject, among other things, to there being an absence of an event of default under the Amended Facility and to the Company’s payment of an extension fee. Interest on the Amended Facility will continue to generally be paid based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greater of the administrative agent’s prime rate plus 1.00%, 0.50% above the federal funds effective rate, or thirty-day LIBOR plus the applicable LIBOR margin for LIBOR rate loans under the Amended Facility. The applicable LIBOR margin will range from 2.50% to 3.50% depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross asset value.

The Amended Facility is guaranteed by the Company and by substantially all of the Borrower’s current and to-be-formed subsidiaries that own a “borrowing base property”. The Amended Facility is secured by a pledge of the Borrower’s equity interests in the subsidiaries that hold each of the borrowing base properties. The Amended Facility provides that outstanding borrowings are limited to the lesser of $80.0 million and 60% of the value of the borrowing base properties (50% prior to the amendment). Other than as described, there were no other material amendments to the Amended Facility. There were $41.0 in outstanding borrowings under the facility as of December 31, 2011.

A copy of the Amended Facility is attached hereto as Exhibit 10.1. The foregoing summary of the Amended Facility is qualified in its entirety by reference to the Amended Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1*	Second Amendment to Amended and Restated Senior Revolving Credit Agreement, dated as of January 19, 2012, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, PNC Bank, National Association and Union Bank, N.A., as “Lenders”

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: January 23, 2012	By:	/s/ Michael A. Coke
Michael A. Coke
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

10.1*	Second Amendment to Amended and Restated Senior Revolving Credit Agreement, dated as of January 19, 2012, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, PNC Bank, National Association and Union Bank, N.A., as “Lenders”

*	Filed herewith